SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


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    or Section 240.14a-12

                              CONRAIL INC.
            (Name of Registrant as Specified in its Charter)

                      NORFOLK SOUTHERN CORPORATION
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             [Advertisement]

                        TO CONRAIL SHAREHOLDERS:

                 Give Conrail a vote they can't ignore:

                                AGAINST

   [Graphic: Box with checkmark with the words "Vote Against" directly below the box.] Vote AGAINST Conrail's proposal to "opt out" of Pennsylvania's Fair Value Statute.

   [Graphic: Box with checkmark with the words "Vote Against" directly below the box.] Vote AGAINST Conrail's proposal to adjourn the special meeting if the vote isn't going Conrail's way.

         Norfolk Southern's offer is worth fighting for.
         Your vote against Conrail's proposals will help preserve the benefits of Norfolk Southern's $110 per share, all-cash offer. Norfolk Southern's offer is worth 22% more than CSX's problematic part-cash, part-shares offer.* CSX's offer requires you to wait for regulatory approval before CSX can acquire the 75% of Conrail stock remaining in the hands of shareholders. And there's no downside protection at all if CSX stock declines in price.

         Norfolk Southern's offer won't go away.
         CSX and Conrail wish we'd go away. They want you to think we won't be there. But we're gong to stick this one out. Conrail shareholders can help support us by voting AGAINST Conrail's proposals.
              Tell the Conrail Board that you want Norfolk Southern's superior $110 per share, all-cash offer -- with prompt payment into a voting trust. Tell them to stop trying to force the inferior CSX deal on Conrail shareholders.

                    Defend the value of your shares.
         Vote now on Norfolk Southern's GOLD proxy card AGAINST
  Conrail's proposals to "opt out" of Pennsylvania's Fair Value Statute and to adjourn the special meeting. Be sure Norfolk Southern receives your proxy before December 23.


[Norfolk Southern Logo]

   Important: If you have any questions, please call our solicitor, Georgeson & Company Inc. toll free at 1-800-223-2064. Banks and brokers call 212-440-9800.


   * Based on the closing price of CSX common stock on December 12, 1996.


December 13, 1996



                             [Advertisement]


                    TO PARTICIPANTS IN CONRAIL'S ESOP

            An Open Letter To Conrail ESOP Participants From
                      Norfolk Southern Corporation


                         [Norfolk Southern Logo]


Dear ESOP Participant:

Now is the time to act.

   You now have the opportunity to say "NO" to the CSX/Conrail deal at the shareholders' meeting scheduled for December 23 by voting AGAINST Conrail's proposal to "opt out" of the Pennsylvania Fair Value Statute. As a participant in the Conrail ESOP, you can instruct the ESOP Trustee to vote your shares AGAINST this proposal to amend Conrail's Articles of Incorporation and the adjournment proposal.

   You should know that your ESOP votes are very important because each share you have in your ESOP account represents a voting interest, by our calculations, equal to at least seven shares. This is because your shares direct the voting of 1) ESOP shares allocated your account, 2) ESOP shares not yet allocated to your account, 3) any ESOP shares that are not voted, and 4) Employee Benefits Trust shares. Therefore, it is very important that you vote and be heard. Remember, the ESOP Trustee is required by law to keep your vote confidential.

   Why should you instruct the ESOP Trustee to vote AGAINST the "opt out" proposal? Here are six reasons:

         1. There is substantially more overlap with a CSX/Conrail system than there is with a Norfolk Southern/Conrail system. A merger between CSX and Conrail would eliminate competitive service in 64 cities, including Philadelphia, Baltimore, Youngstown and Pittsburgh. Conrail's Hollidaysburg and Altoona shops are within 70 miles of CSX's facilities at Cumberland, MD. Redundancies like these could add up to lost jobs.

         2. Our managers are valuable to us and are treated as such. We have avoided massive layoffs and involuntary separations. Since the formation of Norfolk Southern in June 1982, we have matched people to needs through attrition, voluntary separation and early retire-ments.

         3. Norfolk Southern and Conrail both can boast fully funded, healthy pension funds, ensuring peace of mind for both employees and retirees. CSX, on the other hand, has been listed as one of the "Top 50 Companies with the Largest Underfunded Pension Liability" by the Pension Benefits Guaranty Corporation. Why let CSX reap the benefit of the protective surplus your hard work has built up?

         4. Norfolk Southern is committed to maintaining a major operating presence in Philadelphia as we have done in Roanoke, Virginia and Atlanta, Georgia -- major operating centers for Norfolk Southern's two predecessor railroads. Norfolk Southern also has made public plans for a multimodal rail-highway facility at the dormant Philadelphia Navy base.

         5. Norfolk Southern's $110 all-cash offer for Conrail shares is the superior offer. CSX's proposal for the remaining Conrail stock is currently valued at approximately $92 per share.* Unlike the Norfolk Southern offer, the second-step stock portion of the CSX offer is contingent on Surface Transportation Board approval. The earliest CSX expects to receive such approval is early 1998. This means you have no assurance if and when CSX will acquire the remaining 75% of Conrail stock.

         6. You should know that a number of senior Conrail executives have been selling Conrail shares recently, not only pursuant to the first CSX offer but also on the open market. Ask yourself if this indicates a lack of confidence in the value and chances of completion of CSX's proposed deal.


   Many of you have worked with Norfolk Southern people for many years and are familiar with our values and beliefs. You know us. Together, we can form an even better railroad -- a process that you can help. Say "NO" to the CSX/Conrail merger by voting today. Instruct the ESOP Trustee to vote your shares "AGAINST" Conrail's amendment proposal and the adjournment proposal.

   Your vote is important to us. If you have already sent a Trustee instruction card in response to the Conrail solicitation, you may revoke it and vote "AGAINST" the proposal by signing and dating the enclosed green instruction card previously sent to you and mailing it to the Trustee. It's the latest dated instruction card that counts. The Trustee's deadline for receiving your instructions is Thursday, December 19. Why let others decide your destiny when you can cast a vote for your future?


   Sincerely,



   NORFOLK SOUTHERN CORPORATION


                         [Norfolk Southern Logo]


   Important: If you have any questions, please call our solicitor, Georgeson & Company Inc. toll free at 1-800-223-2064. Banks and brokers call 212-440-9800.


   * Based on the closing price of CSX common stock on December 12, 1996.



   December 13, 1996